EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cape Bancorp, Inc. of our report dated March 10, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Cape Bancorp, Inc. for the year ended December 31, 2014.

                                          /s/ Crowe Horwath LLP
                                                 Crowe Horwath LLP

Livingston, New Jersey
June 2, 2015